UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

130 South Cedar Street

Manistique, Michigan 49854

(Address of Principal Executive Offices)  (Zip Code)

(888) 343-8147

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On March 29, 2018, Mackinac Financial Corporation, a Michigan corporation (the “Company”), issued a press release announcing that Martin A. Thomson has been nominated for appointment to the Company’s Board of Directors, with such appointment subject to the closing of the Agreement and Plan of Merger, dated January 16, 2018 by and among the Company, First Federal of Northern Michigan Bancorp, Inc. (“First Federal”) and MFNC Acquisition, LLC (as amended, the “Merger Agreement”).  As previously announced, the Merger Agreement provides for a current director of First Federal to be appointed to the Company’s board of directors promptly following the closing of the transaction. The closing of the transaction remains subject to regulatory approval, shareholder approval and certain customary closing conditions.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

No.	Description

99.1	Press Release of Mackinac Financial Corporation, dated March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: March 29, 2018	By:	/s/ Jesse A. Deering
Jesse A. Deering
Executive Vice President/Chief Financial Officer